UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):	April 6, 2005

PROGRESS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-19417	04-2746201

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14 Oak Park, Bedford, Massachusetts		01730

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(781) 280-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1 Agreement and Plan of Merger dated as of April 6, 2005
EX-99.1 Press Release dated April 6, 2005

Item 1.01 Entry into a Material Definitive Agreement

     On April 6, 2005, Progress Software Corporation entered into an agreement and plan of merger with Apama Inc., a Delaware corporation, PSC Merger Corp., a Delaware corporation and wholly owned subsidiary of Progress, and certain stockholders of Apama Inc.

     The merger agreement was unanimously approved by the boards of directors of both companies and was also approved by the stockholders of Apama.

     Pursuant to the merger agreement, Progress acquired Apama through a merger of PSC Merger Corp. with and into Apama for an aggregate purchase price of approximately $25 million, net of cash acquired. The merger was completed on April 6, 2005 immediately after execution of the merger agreement. Apama is the surviving corporation of the merger and is now a wholly owned subsidiary of Progress. The purchase price was determined through arm’s-length negotiation among the parties. The source of the funds for this acquisition was Progress’ existing working capital.

     Apama, which becomes part of Progress’s ObjectStore operating unit, is a technology provider that brings real-time technology or event stream processing to the financial industry.

     In connection with the acquisition, Progress is granting stock options to purchase 135,000 shares of common stock of Progress to 16 Apama employees who joined Progress as a result of the acquisition. In addition, Progress is implementing an employee retention program by which payments will be made over the next twelve months to Apama employees, if they meet certain employment criteria. If all retention criteria are met, Progress will be obligated to pay a total of $4.0 million in retention payments.

     The description of the merger agreement contained in this current report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference in its entirety herein. A copy of the press release issued by Progress on April 6, 2005 announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Title
2.1	Agreement and Plan of Merger dated as of April 6, 2005 by and among Progress Software Corporation, PSC Merger Corp., Apama Inc., and certain stockholders of Apama Inc.
99.1	Press Release dated April 6, 2005 entitled “Progress Software Announces Acquisition of Apama”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION
Dated: April 12, 2005	By:	/s/ Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Number	Title
2.1	Agreement and Plan of Merger dated as of April 6, 2005 by and among Progress Software Corporation, PSC Merger Corp., Apama Inc., and certain stockholders of Apama Inc.
99.1	Press Release dated April 6, 2005 entitled “Progress Software Announces Acquisition of Apama”